UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices)

(281) 980-5522
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	TREC	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2019, the Company entered into a letter agreement (the “Letter Agreement”) with Sami Ahmad, the Chief Financial Officer of the Company, extending certain severance benefits to Mr. Ahmad upon a termination in connection with a Corporate Change (as defined in the Trecora Resources Stock and Incentive Plan (the “Incentive Plan”)).
In accordance with the Letter Agreement, if Mr. Ahmad’s employment with the Company is terminated by the Company without Cause (as defined in the Letter Agreement) or by Mr. Ahmad for Good Reason (as defined in the Letter Agreement), in each case in connection with or within 18 months following the consummation of a Corporate Change, the Company will pay Mr. Ahmad severance in an aggregate amount equal to (i) 12 months of his then base salary, paid in one lump sum amount, plus (ii) his annual bonus attributable to the year in which his employment is terminated, prorated to reflect the date on which his employment is terminated, paid in one lump sum amount, and (iii) all of his equity grants under the Incentive Plan will immediately vest.
 Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting of Stockholders on May 15, 2019 (the “Annual Meeting”). As of the record date, March 28, 2019, there were 24,686,830 shares of common stock of the Company (“Shares”) issued and outstanding and entitled to vote at the Annual Meeting. The holders of a total of 18,827,297 Shares (76.26%) were present in person or by proxy at the Annual Meeting, thereby reaching quorum. Set forth below are the results of the matters presented for stockholder vote at the Annual Meeting.

Proposal No. 1: Election of seven directors, each to serve until the 2020 annual meeting of stockholders. Our stockholders elected each of the Board’s director nominees as set forth below.

Nominees	For	Against	Abstentions	Non-Votes
Gary K. Adams	15,933,575	484,412	3,994	2,405,316
Pamela R. Butcher	16,140,343	277,768	3,870	2,405,316
Nicholas N. Carter	15,705,429	715,546	1,006	2,405,316
Adam C. Peakes	16,240,329	167,490	14,162	2,405,316
Patrick D. Quarles	16,205,191	202,699	14,091	2,405,316
Janet S. Roemer	16,226,860	181,959	13,162	2,405,316
Karen A. Twitchell	16,122,002	286,941	13,038	2,405,316

Proposal No. 2: Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2019 fiscal year:

Votes For:	18,067,441
Votes Against:	748,494
Abstentions:	11,362

Proposal No. 3: Approval, by non-binding advisory vote, of the compensation of our named executive officers:

Votes For:	15,384,073
Votes Against:	862,827
Abstentions:	175,081
Non-Votes:	2,405,316

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date: May 17, 2019	By:	/s/ Christopher A. Groves
Christopher A. Groves
Corporate Controller